Exhibit 99.(i)(5)

CLINE WILLIAMS
L. BRUCE WRIGHT	WRIGHT JOHNSON & OLDFATHER, L.L.P.	TRENT R. SIDDERS
JAMES M. BAUSCH	ATTORNEYS AT LAW	JENNIE A. KUEHNER
ROBERT J. ROUTH	ESTABLISHED 1857	ANDRE R. BARRY
DAVID R. BUNTAIN		DAVID J. ROUTH
STEPHEN H. NELSEN	233 SOUTH 13TH STREET	MEGAN S. WRIGHT
MICHAEL C. MUELLER	1900 U.S. BANK BUILDING	TRAVIS P. O’GORMAN
DANIEL R. STOCSDILL	LINCOLN, NEBRASKA 68508-2095	THERESA D. KOLLER
SCOTT D. KELLY	(402) 474-6900 • FAX (402) 474-5393	STANTON N. BEEDER
TERRY R. WITTLER	www.clinewilliams.com	AUSTIN L. MCKILLIP
MARK A. CHRISTENSEN		KEITH T. PETERS
RICHARD P. GARDEN, JR.		ANDREW R. WILLIS
SHAWN D. RENNER		TARA A. STINGLEY
JOHN C. MILES		BRANDON K. DICKERSON
THOMAS C. HUSTON		ELIZABETH A. TIARKS
DON R. JANSSEN		SEAN D. WHITE
SUSAN K. SAPP		DARIN L. WHITMER
KEVIN J. SCHNEIDER		MICHELLE L. SITORIUS
ANDREW D. STROTMAN		JONATHAN J. PAPIK
GARY R. BATENHORST		ADAM W. BARNEY
JILL GOSSIN JENSEN		GREGORY S. FRAYSER
JOHN C. HEWITT		COADY H. PRUETT
JOHN L. HORAN, INACTIVE
ROCHELLE A. MULLEN		CHARLES M. PALLESEN, JR.
TRENTEN P. BAUSCH		FREDRIC H. KAUFFMAN
MICHAEL C. PALLESEN		DONALD F. BURT. RETIRED
RICHARD P. JEFFRIES		STEPHEN E. GEHRING
TRACY A. OLDEMEYER	July 30, 2012
PAMELA EPP OLSEN		KEVIN COLLERAN. 1941-2006

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

RE:                            Miles Funds, Inc., 33-87498, 811-08910

Post Effective Amendment No. 39

Our File No.: 7284.020

Filed concurrently herewith today is Post Effective Amendment No. 39 to the Registration Statement on Form N1-A for Miles Funds, Inc. In reviewing previous filings we noted a sequential numbering error in previous amendments, that commenced with the Post Effective Amendment filed on July 29, 2011. That filing was numbered 34 under the 1933 Act and 36 under the IC Act and should have been 35 and 37. Then the Post Effective Amendment filed on October 28, 2011 was numbered 35 and 37 and should have been 36 and 37.

We reviewed the Registration Statement and are of the opinion that this Post Effective Amendment No. 37 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Yours very truly,

Cline Williams Wright Johnson & Oldfather, L.L.P.
/s/ Cline Williams Wright Johnson & Oldfather, L.L.P.

BY: John C. Miles

4851-5635-6112

ONE PACIFIC PLACE	1207 M STREET	NORTHERN HEIGHTS PROFESSIONAL PLAZA	330 SOUTH COLLEGE AVENUE
1125 SOUTH I03RD, SUITE 600	P.O. BOX 510	416 VALLEY VIEW DRIVE, SUITE 304	SUITE 300
OMAHA, NE 68124-6019	AURORA, NE 68818	SCOTTSBLUFF, NE 69361	FORT COLLINS, CO 80524-7162
(402) 397-1700	(402) 694-6314	(308) 635-1020	(970) 221-2637